Exhibit 99.1


                                        Contact: Mobius Management Systems, Inc.
                                                 Peter Takiff
                                                 914-921-7346
                                                 ptakiff@mobius.com

                                                 Investor Relations
                                                 Makovsky & Company Inc.
                                                 Gene Marbach
                                                 212-508-9645
                                                 emarbach@makovsky.com

                                                 Media Relations
                                                 Richard Dukas Communications
                                                 Richard Dukas
                                                 203-833-1466
                                                 richard@richarddukas.com


[GRAPHIC OMITTED] [GRAPHIC OMITTED]
MOBIUS Financial News Release



For Immediate Release

                 MOBIUS MANAGEMENT SYSTEMS, INC. REPORTS RESULTS
                   FOR FISCAL FOURTH QUARTER AND YEAR-END 2003

              Fourth quarter revenues increase 5% to $21.9 million;
               EPS of $0.09 versus loss for same period a year ago

         Fiscal fourth quarter represents fourth consecutive quarter of profitability

        Fiscal year total revenues advance 22% to a record $82.7 million;
                  EPS of $0.23 versus loss for fiscal year 2002


Rye, NY, July 23, 2003 - Mobius Management Systems, Inc. (Nasdaq: MOBI), a leading provider of software for total content management (TCM), today announced results for its fiscal fourth quarter and year-end 2003.

Total consolidated revenues for the fiscal fourth quarter ended June 30, 2003 were $21.9 million, a 5% increase over $20.9 million for the quarter ended June 30, 2002. Software license revenues for the fourth quarter rose 7% to $11.0 million from $10.3 million in last year's fourth quarter. Net income for the fourth quarter was $1.6 million, or $0.09 per diluted share, compared to a net loss of $(577,000), or $(0.03) per diluted share in last year's quarter. Sales and marketing and general and administrative costs decreased 11% to $11.4 million from $12.8 million in the fourth quarter of 2002.

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Research and development costs increased 14% to $4.7 million from $4.1 million in the fourth quarter of 2002. As reported previously, results for last year's fourth quarter were impacted by a $1.4 million pre-tax charge for facilities restructuring. Results for the fourth quarter ended June 30, 2003 reflected the improvement in the company's business which began in last year's fourth quarter.

For the fiscal year ended June 30, 2003, total consolidated revenues advanced 22% to a record $82.7 million compared with $67.9 million in the prior fiscal year. Software license revenues for fiscal year 2003 were $38.4 million, a 37% increase over $28.0 million from the prior fiscal year. Net income for the fiscal year ended June 30, 2003 was $4.1 million, or $0.23 per diluted share, as compared with a net loss of $(5.2 million), or $(0.30) per diluted share in the prior fiscal year. For the fiscal year 2003, sales and marketing and general and administrative costs decreased 6% to $45.6 million from $48.5 million in the prior fiscal year. Research and development costs increased 15% to $18.0 million in fiscal year 2003 from $15.7 million in the prior fiscal year.

Cash and marketable securities totaled $37.3 million at June 30, 2003 compared with $33.7 million at June 30, 2002. As of June 30, 2003, total software license installments receivable amounted to $23.5 million, an increase of 28% compared with the March 31, 2003 balance of $18.4 million, and an increase of 127% compared with the June 30, 2002 balance of $10.3 million. The increase in software license installments receivable reflects a significant increase in licenses having extended payment terms, including licenses of ViewDirect(R) TCM products that Mobius began to market in fiscal 2003 under the term "Solution Packs." Solution Packs are ViewDirect TCM product bundles that offer customers technology solutions through application-based licensing with, generally, license terms of five years.

Commenting on the results, Mitch Gross, Chairman and Chief Executive Officer of Mobius, said, "Envisioning Mobius as a 'one-stop shop' for all our customers' content management needs, we committed our resources to building a comprehensive suite of products that yields a rapid return on investment for our customers. We believe Mobius' ViewDirect TCM is the industry's most complete content management product suite and are seeing clear demand in the market for our solutions. We enter the current fiscal year financially strong and profitable. We intend to continue to capitalize on the significant opportunities that exist before us."

CFO Plans Departure
-------------------

Peter E. Takiff, Senior Vice President and Chief Financial Officer of Mobius, plans to leave the company to relocate and pursue other interests. Mr. Takiff, who has been with the company since January 2002,


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will remain in his current role until his successor has been found to ensure a smooth transition. Mobius has initiated a search for a new chief financial officer and anticipates announcing a replacement in the near future.

"Peter has been a valuable member of our senior management team," said Mr. Gross. "In the time that he has been with Mobius, Peter has played an integral role in reducing operating expenses and participating in the development of corporate strategy and assisting in our investor relations efforts. We fully appreciate his dedication, leadership and contributions to our company. We respect his desire to explore new opportunities and wish him and his family well."

"I am grateful for having had the opportunity to work with Mitch and the Mobius staff," said Mr. Takiff. "I am proud to have contributed to our achievements in the fiscal year just ended and I wish the entire Mobius team continued success."


Recent Highlights
-----------------

Mobius Introduces ViewDirect Total Content Integrator: Mobius announces the availability of ViewDirect(R) Total Content Integrator, a new product that provides access through a single interface to content stored in disparate repositories.

Mobius Announces Availability of Total Content Management Integration with EMC Centera Content Addressed Storage (CAS): Mobius announces the availability of ViewDirect(R) TCM, an integrated solution that provides efficient, cost-effective storage for EMC Centera(TM) content addressed storage (CAS). EMC Centera is a software-driven architecture designed to address the storage requirements of fixed content such as documents, reports, images, audio, video and Web elements.

Conference Call Information
---------------------------

Mobius will hold its quarterly conference call on Thursday, July 24, at 4:30 PM ET to discuss its fiscal fourth quarter and year-end 2003. The conference call will be available for playback seven days following the live call beginning at 7:30 PM ET. For access to the replay, please call 877-519-4471 and enter ID# 4041308. Interested persons wishing to listen to the conference call via Web cast may access it at http://www.firstcallevents.com/service/ajwz384608580gf12.html. The webcast will be archived on www.prnewswire.com.

About Mobius
------------
Mobius Management Systems, Inc. (www.mobius.com) is a leading provider of integrated solutions for total content management (TCM). The company's ViewDirect(R) TCM includes an integrated repository as


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well as a facility for accessing content across disparate repositories.
Repository services are the foundation for a software suite that meets a broad range of content-intensive e-business requirements, including Web site, digital asset and document management; workflow and imaging; Internet presentment and payment; records management; and enterprise report distribution. Mobius products are used by more than one million customers and employees of nearly 1,400 organizations worldwide. More than sixty percent of the Fortune 100 companies use Mobius software. The company, founded in 1981, is headquartered in Rye, New York, with nine U.S. offices, as well as subsidiaries in Canada, England, France, Germany, Italy, Sweden, Switzerland, Benelux, Australia and Japan.

Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Important factors that might affect actual results, performance, or achievements include, among other things, overall economic and business conditions, the demand for the company's goods and services, including budget allocations for new software products especially within larger corporate environments which have traditionally licensed the company's products, technological advances and competitive factors in the markets in which the company competes, including price competition from products providing similar functionality to Mobius's products as well as competition for experienced, seasoned employees (including retention) to support the company's key business operations, ongoing product development and growth, and acceptance and or adoption of the company's new products and services. These risks and uncertainties are described in detail from time to time in Mobius's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 30, 2002, and its Quarterly Reports on Form 10-Q. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

                                       ###

ViewDirect is a registered trademark of Mobius Management Systems, Inc. All other trademarks are property of their respective owners.



                               (Tables to follow)


                                               MOBIUS MANAGEMENT SYSTEMS, INC.
                                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                            (in thousands, except per share data)


                                                             Three Months Ended                    Twelve Months Ended
                                                         6/30/03           6/30/02             6/30/03             6/30/02
                                                        --------           --------            --------           --------
Revenues:
   Software license                                     $ 10,986           $ 10,297            $ 38,353           $ 28,026
   Maintenance                                             9,907              8,777              38,448             34,776
   Professional service and other                            982              1,859               5,855              5,111
                                                        --------           --------            --------           --------
     Total revenues                                       21,875             20,933              82,656             67,913

Cost of revenues:
   Software license                                          293                471               1,146              1,128
   Maintenance                                             1,859              1,597               6,631              5,919
   Professional service and other                          1,170              1,910               5,934              5,035
                                                        --------           --------            --------           --------
     Total cost of revenues                                3,322              3,978              13,711             12,082

Gross profit                                              18,553             16,955              68,945             55,831

Operating expenses:
   Sales and marketing                                     8,429             10,073              34,776             38,151
   Research and development                                4,693              4,134              18,025             15,741
   General and administrative                              2,971              2,692              10,838             10,380
   Acquired in-process R&D                                  --                 --                   910               --
   Facilities restructuring                                 --                1,394                 194              1,394
                                                        --------           --------            --------           --------
     Total operating expenses                             16,093             18,293              64,743             65,666

Income (loss) from operations                              2,460             (1,338)              4,202             (9,835)
Miscellaneous income, net                                    376                449               1,734              1,802
                                                        --------           --------            --------           --------
Income (loss) before income taxes                          2,836               (889)              5,936             (8,033)
Provision (benefit) for income taxes                       1,192               (312)              1,860             (2,812)
                                                        --------           --------            --------           --------

Net income (loss)                                       $  1,644           $   (577)           $  4,076           $ (5,221)
                                                        ========           ========            ========           ========

Basic weighted average shares                             17,454             17,227              17,363             17,459
Basic earnings (loss) per share                         $   0.09           $  (0.03)           $   0.23           $  (0.30)
Diluted weighted average shares                           19,197             17,227              18,089             17,459
Diluted earnings (loss) per share                       $   0.09           $  (0.03)           $   0.23           $  (0.30)


                         MOBIUS MANAGEMENT SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                            6/30/03           6/30/02
                                                            -------           -------
Assets:
Current Assets:
  Cash and cash equivalents                                 $37,315           $31,099
  Marketable securities                                        --               2,635
  Accounts receivable, net                                   10,551            15,959
  Software license installments, current                      8,017             6,862
  Other current assets                                        2,897             2,846
                                                            -------           -------
Total Current Assets                                         58,780            59,401

Property and equipment, net                                   4,546             6,435
Software license installments, non-current                   15,435             3,467
Deferred income taxes, non-current                              328             1,423
Other non-current assets                                      1,929               666
                                                            -------           -------

Total Assets                                                $81,018           $71,392
                                                            =======           =======

Liabilities & Stockholders' Equity
Current Liabilities:
  Accounts payable and accrued expenses                     $14,926           $17,446
  Deferred revenues, current                                 21,306            19,182
  Deferred income taxes, current                              2,869             2,238
                                                            -------           -------
Total Current Liabilities                                    39,101            38,866

Deferred revenues, non-current                                5,560             1,406

Total Stockholders' Equity                                   36,357            31,120
                                                            -------           -------

Total Liabilities and Stockholders' Equity                  $81,018           $71,392
                                                            =======           =======


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